EXHIBIT 23.3

INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Platinum Energy Resources, Inc. on Form S-1/A-2 of our report dated April 11, 2008 with respect to our audits of the financial statements of Maverick Engineering, Inc. as of December 31, 2007 and 2006 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Melton & Melton, L.L.P.
Houston, Texas
July 17, 2008